UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2013

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)  On March 13, 2013, Bryce Blair, Chairman of the Board of AvalonBay Communities, Inc. (the “Company”), informed the Board of Directors of his decision not to stand for re-election as a director at the Company’s May 22, 2013 annual meeting of stockholders (the “Annual Meeting”), completing his retirement from the Company. The Board has elected Timothy J. Naughton, the Company’s Chief Executive Officer, to serve as Chairman of the Board and CEO, effective immediately following the Annual Meeting.

Attached as Exhibit 99.1 is the press release the Company issued regarding Mr. Blair’s pending retirement and the appointment of Mr. Naughton as Chairman of the Board.

(e)  In consideration of the significant efforts and accomplishments associated with the Company’s acquisition of 40% of the assets of Archstone Enterprise LP, on March 13, 2013, the Board approved special grants of restricted stock and employee stock options under the Company’s 2009 Stock Option and Incentive Plan to the following “named executive officers,” as defined in the Company’s most recent proxy statement:

	Restricted Stock(1)	Stock Options(2)
Timothy J. Naughton	10,569	26,634
Thomas J. Sargeant	2,642	6,659
Leo S. Horey	1,972	5,044

(1)  20% of the shares vest on April 1, 2013, and the remaining 80% vest in four annual installments beginning on March 1, 2014.

(2)  These options vest in three annual installments beginning on March 13, 2014.

ITEM 9.01             Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit No.	Description

99.1	Press Release of AvalonBay Communities, Inc. dated March 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

March 18, 2013
	By:	/s/ Thomas J. Sargeant
	Name:	Thomas J. Sargeant
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of AvalonBay Communities, Inc. dated March 18, 2013.